                                                                   Exhibit 10.18


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 14th day of March, 2000, by Crestline Hotels & Resorts, Inc., a corporation formed under the laws of the State of Delaware and a wholly owned subsidiary of Crestline Capital Corporation ("Crestline") with its principal place of business at 6600 Rockledge Drive, Suite 600, Bethesda, MD 20817 ("CHRI"), and David Durbin, residing at 1219 Potomac School Road, McLean, Virginia 22101 ("Mr. Durbin").

     WHEREAS, CHRI wishes to purchase substantially all of the assets used in, or useful to, the operation of that certain hotel management and leasing business heretofore conducted by one or more of Durbin Companies, Inc., Durbin/Haralson Companies, Inc., Durbin Hotel Group, Inc., Hotel on the Hill, LLC, Beachside Hospitality, Inc., Singer Hospitality Management, Inc., PBG Hospitality Management, Inc., Jacksonville Hotel Group, Durbin Harrisburg, Inc., Greenville Hospitality Management, Inc. and Jacksonville Hospitality, Inc. (collectively, and jointly and severally, "the Durbin Group"), all on the terms and conditions set forth in the Asset Purchase Agreement by and among CHRI, the Durbin Group, and Mr. Durbin, Jean Durbin, David Durbin, Michael Andrews and Thomas Baker of even date herewith (the "Asset Purchase Agreement");

     WHEREAS, Mr. Durbin is a shareholder in and officer of the Durbin Group;

     WHEREAS, as a material inducement and precondition to CHRI's consummation of such acquisition and Mr. Durbin's execution of the Asset Purchase Agreement, the parties have agreed to execute this Agreement and to be bound by the terms and conditions hereof; and

     WHEREAS, CHRI desires to employ Mr. Durbin and to have the benefit of his skills and services, and Mr. Durbin desires to be employed by CHRI, on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. Term of Employment
   ------------------

     CHRI hereby employs Mr. Durbin, and Mr. Durbin hereby accepts employment with CHRI, upon the terms and conditions set forth in this Agreement. Unless terminated earlier pursuant to Section 5, Mr. Durbin's employment pursuant to this Agreement shall be for the three (3)-year period commencing on the date hereof (the "Commencement Date"). The period during which Mr. Durbin is employed pursuant to this Agreement is the "Employment Period."

2. Title; Duties
   -------------

     Mr. Durbin shall be employed as an Executive Vice President of CHRI. Mr. Durbin shall report to the President and Chief Executive Officer of CHRI. Mr. Durbin shall perform such services consistent with his position as Executive Vice President of CHRI as may be assigned to him from time to time by the President and Chief Executive Officer of CHRI and are consistent with the bylaws of CHRI, including, but not limited to, overall management of the affairs of CHRI.

3. Extent of Services
   --------------------

     (a)  General.  Mr. Durbin agrees not to engage in any business activities
          -------
     during the Employment Period except those which are for the sole benefit of CHRI, and to devote his entire business time, attention, skill and effort to the performance of his duties under this Agreement. Notwithstanding the foregoing, Mr. Durbin may engage in personal investment activities provided that those activities do not impair the performance of his responsibilities under this Agreement. With the prior approval of the Board of Directors of CHRI, Mr. Durbin may serve on the boards of directors of other corporations. Mr. Durbin shall perform his duties to the best of his ability, shall adhere to CHRI's published policies and procedures provided to him from time to time, and shall use his best efforts to promote CHRI's interests, reputation, business and welfare.

     (b)  Corporate Opportunities.  Mr. Durbin agrees that he will not take
          -----------------------
     personal
     advantage of any business opportunities which arise during his employment with CHRI and which may be of benefit to CHRI unless he shall have first received the approval of the President and Chief Executive Officer of Crestline after promptly disclosing to the President and Chief Executive Officer of Crestline all material facts regarding such opportunities.

4. Compensation and Benefits
   ---------------------------

     (a)  Salary. CHRI shall pay Mr. Durbin a gross base annual salary (as it
          ------
     may be adjusted from time to time, the "Base Salary") of $250,000 during the Employment Period. The Base Salary shall be payable in arrears in approximately equal semi-monthly installments (except that the first and last such semi-monthly installments may be prorated if necessary) on CHRI's regularly scheduled payroll dates, minus such deductions as may be required by law or reasonably requested by Mr. Durbin. Crestline's Compensation Policy Committee (the "Compensation Committee") shall review Mr. Durbin's Base Salary in conjunction with the regular review of employee salaries and make such adjustments, if any, to the Base Salary as the Compensation Committee shall deem appropriate.

     (b)  Incentive Bonus.  Mr. Durbin will be eligible to participate in CHRI's
          ---------------
     Annual Incentive Plan (the "Annual Incentive Plan"), with the opportunity to earn a bonus (the "Bonus") if he meets certain financial and discretionary measures set forth in the Annual Incentive Plan. The Bonus will be expressed as a percentage of Base Salary, and will be calculated as follows: twenty-five percent (25%) at threshold, fifty percent (50%) at target, and seventy-five percent (75%) at maximum. Mr. Durbin's Bonus will be based on the goals set by the Compensation Committee for the executive group of Crestline. Notwithstanding the foregoing, Mr. Durbin shall be guaranteed a minimum Bonus of fifty percent (50%) of Base Salary for year 2000.

     (c)  Stock.  During the first quarter of 2000, Mr. Durbin will be awarded
          -----
     nonqualified stock options (the "Stock Options") to purchase 100,000 shares of Crestline's common stock and granted 15,000 shares of restricted Crestline stock (the "Restricted Stock"). The exercise price of the Stock Options will be determined under the Crestline Capital

     Corporation 1998 Comprehensive Stock Incentive Plan (the "Stock Incentive Plan") as of the date of grant. Mr. Durbin may elect to satisfy his minimum statutory tax withholding obligation with respect to the Restricted Stock by having CHRI (or Crestline) withhold shares in accordance with Article XIII of the Stock Incentive Plan. The Stock Options and Restricted Stock will vest in accordance with the following schedule:

                                              Vested        Vested Shares of
          Months of Continuous Employment     Options       Restricted Stock
          -------------------------------     -------       ----------------
                         12                    33,333             3,000
                         24                    33,333             3,000
                         36                    33,334             3,000
                         48                                       3,000
                         60                                       3,000


     Mr. Durbin will be eligible for future grants or programs under the Stock Incentive Plan at the sole discretion of the Compensation Committee or any subcommittee thereof that is responsible for administering the Stock Incentive Plan and pursuant to such terms as the Compensation Committee or such subcommittee shall determine.

     (d)  Other Benefits.  Mr. Durbin will be eligible to participate in the
          --------------
     employee benefit plans of CHRI (provided that such plans are not materially different from those of Crestline), including the Health Plan, Dental Plan, Flexible Spending Accounts, Employee Stock Purchase, Executive Deferred Compensation Plan, Retirement and Savings Plan, Group Term Life Plan, Disability Plan, and Paid Time Off in accordance with the terms of those plans and to the same extent they are available to CHRI's executive group; provided, however, that Mr. Durbin shall not be eligible to participate in any severance benefit plan or program of CHRI or Crestline.

     (e)  Reimbursement of Business Expenses. CHRI shall reimburse Mr. Durbin
          ----------------------------------
     for all reasonable travel, entertainment and other expenses incurred or paid by Mr. Durbin in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by Mr. Durbin of documentation, expense statements, vouchers, and/or such other supporting information as CHRI may reasonably request consistent with CHRI's business expense policy.

5. Termination
   -----------

     (a)  Termination by CHRI for Cause. CHRI may terminate Mr. Durbin's
          -----------------------------
     employment under this Agreement at any time for Cause, upon written notice by CHRI to Mr. Durbin. For purposes of this Agreement, "Cause" for termination shall mean any of the following: (i) the conviction of Mr. Durbin of, or the entry of a plea of guilty or nolo contendere by Mr. Durbin to, any felony; (ii) fraud, misappropriation or embezzlement by Mr. Durbin with regard to the assets of CHRI, Crestline, or any of their affiliates; (iii) Mr. Durbin's willful failure or gross negligence in the performance of his duties for CHRI as assigned to him in accordance with this Agreement, which failure or negligence continues for more than thirty
     (30) calendar days following Mr. Durbin's receipt of written notice of such willful failure or gross negligence; (iv) Mr. Durbin's breach of his fiduciary duty to CHRI, Crestline, or any of their affiliates; (v) the breach by Mr. Durbin of Sections 7 or 8 of this Agreement; (vi) any act or omission of Mr. Durbin that has a demonstrated and material adverse impact on CHRI's reputation for honesty and fair dealing; or (vii) the breach by Mr. Durbin of any other material term of this Agreement.

     (b)  Termination by CHRI or Mr. Durbin Without Cause.  Either party may
          -----------------------------------------------
     terminate this Agreement at any time without Cause, upon giving the other party thirty (30) days written notice. At CHRI's sole discretion, it may substitute thirty (30) days salary in lieu of notice. Any salary paid to Mr. Durbin in lieu of notice shall not be offset against any entitlement Mr. Durbin may have to the Early Termination Payment pursuant to Section 6(c).

     (c)  Termination by Mr. Durbin for Good Reason. Mr. Durbin may terminate
          -----------------------------------------
     his employment under this Agreement at any time for Good Reason, upon written notice by Mr. Durbin to CHRI given no later than sixty (60) days following the event constituting Good Reason. For purposes of this Agreement, "Good Reason" for termination shall mean (i) the assignment to Mr. Durbin of substantial duties or responsibilities inconsistent with Mr. Durbin's position at CHRI, or any other action by CHRI which results in a substantial diminution of Mr. Durbin's duties or responsibilities; (ii) CHRI's failure to pay Mr. Durbin any Base Salary or other compensation to which he is entitled, other than an inadvertent failure which is remedied by CHRI within thirty (30) days after receipt of written notice thereof from Mr. Durbin (or five (5) days for failure to pay Base Salary); (iii) any reduction in Base Salary or a significant reduction in Mr. Durbin's aggregate other compensation, excluding any reductions caused by the failure to achieve performance targets; or (iv) a Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events: (A) any Person (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") other than Crestline or a Qualified Affiliate is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act), directly or indirectly, of more than 50% of the combined voting power of CHRI's then-outstanding voting securities; (B) the merger or consolidation of CHRI with or into any other entity, where after such merger or consolidation any Person other than Crestline or a Qualified Affiliate owns more than 50% of the combined voting power of the continuing or surviving entity's voting securities outstanding immediately after such merger or consolidation; (C) the approval by the stockholders of CHRI of a plan of complete liquidation of CHRI, other than a liquidation into Crestline or a Qualified Affiliate, or (D) the sale of all or substantially all of the assets of CHRI to any person other than Crestline or a Qualified Affiliate. For purposes of this Agreement, "Qualified Affiliate" shall mean any direct or indirect subsidiary of Crestline, any employee benefit plan (or related trust) sponsored or maintained by Crestline or by any entity controlled by Crestline, or any person consisting of one or more individuals who are then Crestline's Chief Executive Officer or any other named executive officer (as defined in Item 402 of Regulation S-K under the Securities Act of 1933) of Crestline as indicated in its most recent securities filing made before the date of the transaction.

     (d)  Mr. Durbin's Death or Disability. Mr. Durbin's employment shall
          --------------------------------
     terminate immediately upon his death or, upon written notice as set forth below, his Disability. As used in this Agreement, "Disability" shall mean such physical or mental impairment as would render Mr. Durbin eligible to receive benefits under the long-term disability insurance plan offered by CHRI in which Mr. Durbin shall have elected to participate. If either party terminates Mr. Durbin's employment because of Mr. Durbin's Disability, the terminating party shall give the other party thirty (30) days advance written notice to that effect.

6. Effect of Termination
   ---------------------

     (a)  General. Regardless of the reason for any termination of this
          -------
     Agreement, Mr. Durbin shall be entitled to (i) payment of any unpaid portion of his Base Salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder; (iii) continued insurance benefits to the extent required by law; (iv) payment of any vested but unpaid rights as required by the terms of any employee benefit plan or program of CHRI or Crestline in which Mr. Durbin shall be entitled to participate pursuant to Section 4(d) of this Agreement; and (v) retention of any stock options or restricted stock in which Mr. Durbin shall already have vested prior to the effective date of termination, subject to the termination schedule for stock options set forth in Section 4(c).

     (b)  Termination by CHRI for Cause; Expiration of Agreement. If CHRI
          ------------------------------------------------------
     terminates Mr. Durbin's employment for Cause or Mr. Durbin's employment ends at the expiration of three years from the Commencement Date, Mr. Durbin shall have no rights or claims against CHRI, Crestline or their affiliates, except to receive the payments and benefits described in
     Section 6(a). Furthermore, if Mr. Durbin's employment by CHRI (or Crestline) is continued following three years from the Commencement Date, Mr. Durbin will be an employee "at-will" and shall be employed on such terms and conditions as are mutually determined by CHRI (or Crestline) and Mr. Durbin without regard to the terms of this Agreement.

     (c)  Termination by CHRI Without Cause or by Mr. Durbin for Good Reason. If
          ------------------------------------------------------------------
     CHRI terminates Mr. Durbin's employment without Cause pursuant to Section 5(b), or Mr. Durbin terminates his employment for Good Reason pursuant to
     Section 5(c), Mr. Durbin shall be entitled to receive, in addition to the items referenced in Section 6(a), (i) early termination pay (the "Early Termination Payment") comprised of a pro-rated Bonus based upon the goals achieved by Mr. Durbin during the fiscal year in which the termination occurs, plus an amount equal to the lesser of (A) the Base Salary for a twelve

     (12) month period or (B) the Base Salary for any unexpired balance of the three-year term of this Agreement, in either case computed using the Base Salary in effect at the date of termination and subject to all legally required payroll deductions and withholdings for sums owed by Mr. Durbin to CHRI, and (ii) vesting as of the last day of his employment in any unvested portion of any stock option and any restricted stock previously issued to Mr. Durbin. CHRI may elect, in its sole discretion, to pay the Early Termination Payment to Mr. Durbin in a lump sum or over the remainder of the Employment Period in approximately equal installments on CHRI's regularly scheduled payroll dates.

     (d)  Termination In the Event of Death or Disability.  If Mr. Durbin's
          -----------------------------------------------
     employment terminates in the event of his Disability or death, Mr. Durbin or his estate shall be entitled to receive, in addition to the items referenced in Section 6(a), a pro-rata share of any Bonus to which he otherwise would have been entitled for the fiscal year in which his employment terminates and vesting as of the date of termination in any unvested portion of any stock options or restricted stock previously issued to Mr. Durbin.

7. Confidentiality
   ---------------

     (a)  Definition of Proprietary Information. Mr. Durbin acknowledges that he
          -------------------------------------
     may have been furnished or otherwise had access to, and may in the future be furnished or otherwise have access to, confidential information which relates to the following with regard to CHRI, Crestline, or their affiliates: past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, hotel management agreements, hotel leases and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of CHRI, Crestline, or their affiliates, or of a third party which provided proprietary information to CHRI or Crestline on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by CHRI and Mr. Durbin as proprietary and confidential

     (the "Proprietary Information").

     (b)  Exclusions. Notwithstanding the foregoing, Proprietary Information
          ----------
     shall not include (i) information disseminated by CHRI, Crestline or their affiliates to third parties in the ordinary course of business; or (ii) information in the public domain not as a result of a breach of any duty by Mr. Durbin or any other person; or (iii) general hotel industry knowledge, expertise, contacts, know-how and experience developed by Mr. Durbin prior to the date hereof.

     (c)  Obligations.  Both during and after the Employment Period, Mr. Durbin
          -----------
     agrees to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before this Agreement is signed or afterward. In addition, Mr. Durbin shall not
     (i) disclose or disseminate the Proprietary Information to any third party, including employees of CHRI, Crestline or their affiliates without a legitimate business need to know; (ii) remove the Proprietary Information from the premises of CHRI, Crestline or their affiliates without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third party.

     (d)  Return of Proprietary Information.  Mr. Durbin acknowledges and agrees
          ---------------------------------
     that all the Proprietary Information used or generated during the course of working for CHRI or Crestline is the property of CHRI or Crestline, respectively. Mr. Durbin agrees to deliver to CHRI or Crestline all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information at any time upon request by the President and Chief Executive Officer of Crestline during his employment and immediately upon termination of his employment.

8. Noncompetition
   --------------

     (a)  Restriction on Competition.  During the Employment Period and (i) the
          --------------------------
     twelve (12) month period following the expiration or termination of Mr. Durbin's employment with CHRI for any reason other than termination by CHRI without Cause or by Mr. Durbin for Good Reason or (ii) the lesser of the twelve (12) month period following termination of Mr. Durbin's employment or the unexpired balance of the three-year term of this Agreement if such termination is by CHRI without Cause or by Mr. Durbin for

     Good Reason (the "Restricted Period"), Mr. Durbin agrees not to engage, directly or indirectly, as an owner, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, in any activities competitive with those of CHRI, Crestline or their affiliates. Notwithstanding the prohibition in the immediately preceding sentence, (i) following the later of Mr. Durbin's termination of employment or the third anniversary of the Commencement Date, Mr. Durbin may be employed by an entity engaged in activities that are competitive with CHRI, Crestline or their affiliates, provided that such entity has been in existence for at least twelve (12) months at the time it employs Mr. Durbin, and (ii) Mr. Durbin shall not be deemed to have violated this Section 8(a) by reason of his ownership of shares in any public company, where Mr. Durbin's shareholding is five percent (5%) or less of the shares then outstanding, provided in all cases that Mr. Durbin continues to comply with his other legal obligations to CHRI, Crestline and their affiliates, including without limitation his obligations pursuant to Sections 7 and 8(b) and (c) of this Agreement.

     (b)  Non-Solicitation of Clients.  During the Restricted Period, Mr. Durbin
          ---------------------------
     agrees that he will not, directly or indirectly, as an owner, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, solicit any Client on behalf of a competitor of CHRI, Crestline or their affiliates or otherwise interfere with CHRI's, Crestline's or their affiliate's relationship with such client. For purposes of this Agreement, a "Client" is any person or entity that (i) is a client of CHRI, Crestline or their affiliates on the date of Mr. Durbin's termination of employment, (ii) was a client of CHRI, Crestline or their affiliates at any time during the one-year period preceding the date of Mr. Durbin's termination of employment, or (iii) is, on the date of Mr. Durbin's termination of employment, being contacted by CHRI, Crestline or their affiliates as a prospective client. To facilitate Mr. Durbin's compliance with this Section 8(b), CHRI shall provide to him at the time of his termination of employment a list of those persons or entities who are to be considered "prospective clients" for purposes of this Section 8(b), which list shall constitute Proprietary Information and shall be used by Mr. Durbin for no purpose other than compliance with this Section 8(b).

     (c)  Non-Solicitation of Employees or Consultants.  During the Restricted
          --------------------------------------------
     Period, Mr. Durbin agrees that he will not, directly or indirectly, as an owner, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, solicit or induce any employee or consultant who is an employee or consultant of CHRI, Crestline, or an affiliate of either of them, at the time of such solicitation or inducement or held such a position at any time within the six-month period preceding the date of such solicitation or inducement to sever the employment or engagement of the employee or consultant with CHRI, Crestline or their affiliate, or accept employment with, or otherwise provide services to any person or entity engaged in activities competitive with those of CHRI, Crestline or their affiliates.

     (d)  Acknowledgement.  Mr. Durbin acknowledges that he will acquire certain
          ---------------
     Proprietary Information concerning the past, present and future business of CHRI, Crestline and their affiliates as the result of his employment, as well as access to the relationships between CHRI, Crestline, and their affiliates, and their clients and employees. Mr. Durbin further acknowledges that the business of CHRI, Crestline, and their affiliates is very competitive and that competition by him in that business during his employment, or after his employment terminates, would severely injure CHRI, Crestline and their affiliates. Mr. Durbin understands and agrees that the restrictions contained in this Section 8 are reasonable and are required for the legitimate protection of CHRI, Crestline and their affiliates, and do not unduly limit his ability to earn a livelihood.

9.  Employee Representation
    -----------------------

     Mr. Durbin represents and warrants to CHRI that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with this Agreement or which would prevent him from performing his obligations under this Agreement.

10. Arbitration
    -----------

     (a) Any disputes between CHRI and Mr. Durbin in any way concerning Mr. Durbin's employment, the termination of his employment, this Agreement or its enforcement shall be submitted at the initiative of either party to mandatory arbitration in Maryland before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, or its successor, then in effect. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of Maryland. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Maryland for this purpose. Each party shall be responsible for its or his own costs incurred in such arbitration and in enforcing any arbitration award, including attorneys' fees and expenses.

     (b) Notwithstanding the foregoing, CHRI, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as CHRI shall elect to enforce Mr. Durbin's covenants in Sections 7 and 8 of this Agreement.

     (c) In any dispute between CHRI and Mr. Durbin in any way concerning Mr. Durbin's employment, the termination of his employment, this Agreement or its enforcement, including any injunctive action brought by CHRI pursuant to Section 10(b), the party who prevails on the merits of any claim shall be entitled to reimbursement by the other party for all costs and expenses reasonably incurred by the prevailing party (including arbitration costs and legal fees and expenses) with respect to such claim.

11. Miscellaneous
    -------------

     (a)  Notices. All notices required or permitted under this Agreement shall
          -------
     be in writing and shall be deemed effective (i) upon personal delivery,
     (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight deliver service, when received, addressed as follows:

          (i)  If to CHRI, to:

                    Crestline Hotels & Resorts, Inc.
                    c/o Crestline Capital Corporation
                    6600 Rockledge Drive, Suite 600
                    Bethesda, MD 20817

                    Attention:  General Counsel
                    Fax No. 240/694-2040

          (ii) If to Mr. Durbin, to:

                    Mr. David Durbin
                    1219 Potomac School Road
                    McLean, Virginia 22101

          With a copy to:

                    Cohen Mohr LLP
                    1420 Beverly Road
                    Suite 380
                    McLean, VA 22101

                    Attention:  Daniel H. DuVal
                    Fax No.  703/761-0180
                    Telephone No.  703/761-1100

          or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

     (b)  Pronouns.  Whenever the context may require, any pronouns used in this
          --------
     Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     (c)  Entire Agreement.  This Agreement and the Asset Purchase Agreement
          ----------------
     constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     (d)  Amendment. This Agreement may be amended or modified only by a written
          ---------
     instrument executed by both CHRI and Mr. Durbin.

     (e)  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
     enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles, and Mr. Durbin irrevocably consents to, and waives any objection to the exercise of, personal jurisdiction by the state and federal courts located in Maryland with respect to any injunctive action or proceeding arising out of this Agreement.

     (f)  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
     to the benefit of both parties and their respective successors and assigns, including any entity with which or into which CHRI may be merged or which may succeed to its assets or business or any entity to which CHRI may assign its rights and obligations under this Agreement; provided, however, that the obligations of Mr. Durbin are personal and shall not be assigned or delegated by him.

     (g)  Waiver.  No delays or omission by CHRI or Mr. Durbin in exercising any
          ------
     right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by CHRI or Mr. Durbin on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (h)  Captions. The captions appearing in this Agreement are for convenience
          --------
     of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     (i)  Severability. In case any provision of this Agreement shall be held by
          ------------
     a court or arbitrator with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     (j)  Counterparts. This Agreement may be executed in two or more
          ------------
     counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


DAVID DURBIN                            CRESTLINE HOTELS & RESORTS, INC.

________________________________   By: _______________________________________
                                       Larry K. Harvey
                                       Vice President, Chief Financial Officer
                                       and Treasurer

                                      -15-